EXHIBIT 10.9

                        220-222 MHz SYSTEM AND SATELLITE
                      MANAGEMENT AND MAINTENANCE AGREEMENT

     THIS SYSTEM AND SATELLITE MANAGEMENT AND MAINTENANCE AGREEMENT (the "Agreement") is made and entered into to be effective as of the ____ day of January, 2001, between Communications Consulting, Inc., a Florida corporation ("CCI"), Digi Link Technologies, Inc., a Delaware corporation ("Digi Link"), Advanced Business Concepts, LLC, a Delaware limited liability company ("ABC"), William Gale ("Gale"), a resident of Florida, and Warren Blanck ("Blanck"), a resident of Florida. CCI, Digi Link, and ABC are also referred to hereinafter each as a "Party" and collectively as the "Parties." Gale and Blanck are collectively at times referred to as the "Guarantors."

     WHEREAS, Digi Link has acquired,  and/or entered into agreements to acquire
by   purchase,   authorizations   (the   "Licenses")   issued  by  the   Federal
Communications Commission (the "FCC") for:

     (1) those Specialized Mobile Radio ("SMR") Systems listed on Schedule A ("SMR Systems");

     (2) those 26 licenses listed on Schedule B hereto ("B Licenses");

     (3) those SMR Licenses and Systems and that Satellite License listed on Schedule C; and

     (4) those Spectra acquired at Auction 18 and Auction 24, as more fully specified in Schedule D hereto.

     WHEREAS, Digi Link and CCI's affiliate, Communications Concepts, Inc. ("CCI2"), have contemporaneously entered into an Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which Digi Link has acquired all of CCI's rights, title and interest in and to the tangible and intangible assets used in or held for use in connection with the Systems listed on Schedule A, including, without limitation, assignment of the Licenses, License files and records, customer lists and records, contracts, leases and other agreements, and other assets owned by Digi Link and used in connection with the operation of the Systems existing on the date hereof;

     WHEREAS, Digi Link has entered into an Asset Purchase Agreement dated as of January ___, 2001, to acquire Licenses from Advanced Business Communications, LLC ("ABC") (see Schedule B);

     WHEREAS, Digi Link (f/k/a Future Com), also owns (and/or is in the process of acquiring) those SMR Licenses and Satellite Link Systems reflected on Schedule C;

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

     WHEREAS, Digi Link has entered into an Agreement to acquire from ABC those Spectra acquired at Auction 18 and Auction 24, as more fully described in Schedule D.

     WHEREAS, CCI has knowledge and experience in the operation of SMR Systems, Satellites and Spectra.

     NOW, THEREFORE, in consideration of the promises and covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

     1. Effective Date and Term. This Agreement shall take effect on and as of the ___ day of January, 2001 (the "Effective Date"), and shall continue in effect for one (1) year.

     2. Maintenance Costs. CCI agrees that it shall bear all costs associated with the maintenance and operation of the Licenses, Systems and Spectra listed on Schedules A, B, C, and D for a period of one (1) year. CCI also agrees that it shall pay all current and past due monetary debts and/or obligations of ABC as of the date of the closing of this transaction, including but not limited to, past due tower leases, license fees, equipment costs, ABC's attorneys' fees (current through closing and past due attorneys' and Digi Link fees and expenses related to this and the Purchase Agreement), accountants' fees for the preparation of the K-1's and related tax returns for the 26 limited liability companies who are the shareholders of ABC, such accountant being selected at the sole discretion of ABC, and all related fees and expenses in connection with this transaction. Such obligations are set forth on Schedule E hereto. Digi Link retains the right to utilize a third-party billing agent of its choice in connection with the operation of the Systems.

     3. Compensation. The combined consideration for the Maintenance Agreement and the CCI2 Purchase Agreement, shall be $2,800,000.00, which purchase price/compensation shall be paid in the form of: (i) 2,800,000 shares of restricted common stock of Digi Link with an agreed value of $1.00 per share or
(ii) if there is an established public trading market for Digi Link stock at the time that any monthly payment is due under this Agreement (as described below), then the price of $2,800,000.00 shall be paid in Digi Link common stock at a rate equal to the last closing bid on the OTC Bulletin Board or in the over-the-counter market on the date before the satisfaction of the last condition. By way of illustration, if a one-month payment is due and Digi Link stock is trading at $2.00 bid on the date the conditions are met, then the number of shares to be issued shall be 1,400,000 shares of Digi Link divided by 12 or 116,667. All shares to be issued shall be authorized and issued into an escrow account to be supervised by Nancy Van Sant, Esq., Sacher, Zelman, Van Sant, Paul, Beiley, Hartman & Waldman, P.A., 1401 Brickell Avenue, Suite 700, Miami, Florida 33131 ("Escrow Agreement") for payment pro rata each month over the term of this Agreement, commencing with the first 1/12th disbursement of shares to be issued to the Escrow Agent on the date of the closing of this and the related License Purchase Agreement with Communications Concepts, Inc. The Escrow Agent may release such shares pro rata only upon the signed consent of Digi Link based upon satisfactory performance by CCI of its obligations in this Agreement.

     4. Systems Construction/Equipment Changes.

     (a) Subject to Digi Link's supervision and ultimate control and to Section 2(b) hereof, CCI will supervise any on-going implementation and operation of the Systems and the financing thereof. CCI shall recommend and implement equipment changes for the Systems at any time it deems reasonable and prudent after the Effective Date of this Agreement with prior consent of Digi Link. Current authorized equipment is set forth in Schedule F hereto.

     (b) CCI, ABC, and Digi Link agree to cooperate in the preparation and filing with the FCC of a request for an extension of time and/or Special Temporary Authority ("STA") to implement construction or equipment changes in the Systems should such a request prove necessary.

     5. Systems Management.

     (a)  Subject to the terms of this  Agreement  and the  general  supervisory authority of Digi Link, CCI shall be responsible for all duties and responsibilities relating to the successful development of the Systems, including the following:

       (i) consulting with and advising Digi Link in connection with the negotiation of one or more dealer agreements;

      (ii) preparing and presenting to Digi Link an annual budget summarizing the timing and projected amounts of all expected expenditures for construction, equipment changes and operation of the Systems;

     (iii) training and managing the administrative, technical and sales staff;

      (iv) developing and implementing a marketing program;

      (v) arranging for the billing and collection of all fees in the name of Digi Link, charges or other compensation due to Digi Link and to be collected in an account at Bank of America in the name of Digi Link and paying for all expenses and fees incurred or payable in connection with the operation and maintenance of the Systems. Digi Link may choose to use a third-party billing agent of its choosing for billings and collections.

      (vi) arranging for and covering the cost of the maintenance of the Systems and for the provision of all necessary or appropriate repairs and replacements; and
     (vii) carrying fire and theft insurance sufficient to cover the cost of the equipment and installation, and general liability insurance equal to One Million Dollars ($1,000,000.00); and

    viii) generally, doing any and all other acts or executing such other agreements, documents or affidavits, as may reasonably be necessary to carry out the duties and responsibilities of CCI contemplated hereunder, whether or not specifically enumerated herein.

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

     (b) CCI shall provide Digi Link with a written bi-monthly status report, on or before the fifteenth day of January, March, May, July, September, and November, 2001, detailing all material actions taken by CCI with respect to the Systems during the past month and a list of all receipts of income and expenditures.

     6. Account Management. Subject to Digi Link's supervision and control or until Digi Link assumes actual control or until Digi Link is prepared to take control over operations and maintenance, CCI shall be responsible for administering the invoicing and collection of all accounts of customers and shall maintain all customer lists and files and a right of inspection concerning customer contracts. Digi Link shall have ready access to ail such lists and files, and CCI shall make such materials available to Digi Link upon reasonable advance notice. CCI shall provide Digi Link a monthly list of payables as of the end of each month, together with a list of all expenses paid.

     7. Digi Link Retention of Control; FCC Compliance. The Parties agree to comply with all applicable FCC rules and policies governing the License or the Systems and specifically agree as follows:

     (a) Digi Link shall, at all times, retain ultimate supervisory control over the operation of the Systems, including, without limitation, (i) the authority to direct CCI to take or not take any actions with respect to the Systems, (ii) ready access to the facilities at all times, and (iii) the authority to act independently of CCI with respect to the Systems should Digi Link deem it necessary;

     (b) CCI shall not represent itself as the federal licensee of 220-222 MHz SMR service offered on the Systems;

     (c) Neither CCI nor Digi Link shall represent itself as the legal representative of the other before the FCC, but each shall cooperate with the other with respect to FCC matters concerning the License and the Systems;

     (d) Digi Link shall, in cooperation with CCI, take all actions necessary to keep the License in force and effect and shall prepare and submit to Digi Link for submission to the FCC or any other governmental authority all reports, applications, renewals, waivers, extension requests, filings or other documents necessary to keep the License in force and effect and in good standing. Digi Link shall promptly report any change of its address to the FCC and to CCI and vice-versa. Digi Link shall be entitled to retain, at its own expense, independent counsel to review any and all items to be submitted to the FCC, or to consult on any matter involving any rules and regulations of the FCC.

     (f) Digi Link and CCI are familiar with an SMR licensee's responsibilities under the Communications Act of 1934, as amended, and applicable FCC rules and policies. Nothing in this Agreement is intended to diminish or restrict Digi Link's obligations as an FCC licensee and both Parties desire that this Agreement be carried out in compliance with the rules and policies of the FCC.
In the event that the FCC determines that any provision of this Agreement violates any FCC Rule or policy, both Parties will make good-faith efforts to immediately correct the situation to bring this Agreement into compliance with FCC rules and policies consistent with the intent of the Parties.

     8. Joint Operation and Management.

     (a) Digi Link acknowledges and agrees that the Systems may be managed and operated by CCI as part of a regional 220 MHz system consisting of two or more 220 MHz Systems operated or managed by CCI and/or other entities in this or other markets. To the extent necessary or appropriate to facilitate or implement such joint management and operation, Digi Link shall execute such joint operating or other agreements as CCI may from time to time reasonably request.

     (b) CCI may contract, subcontract and/or delegate its responsibilities and duties hereunder to another party/entity, but CCI shall remain responsible to Digi Link for performance under this Agreement. For so long as CCI operates and maintains the licenses and Systems during the terms of this Agreement, CCI may continue the employment of Robert Fay and William Campbell as follows: on a month-to-month basis each at $5,000 per month.

     9. Compensation.

     (a) During the Management Term, all funds collected in connection with the operation of the Systems shall be deposited into an account in the name of Digi Link established at Bank of America, which shall have the following authorized signatories: Walter Krzanowski or Peter Jegou.

     (b) In the event that one or more of the Systems are operating during the Management Term under a network or combined systems agreement, CCI shall remit to Digi Link One Hundred Percent (100%) of the portion of Gross Revenues to which Digi Link's Systems are entitled pursuant to such agreement(s).

     (c) Any monthly payments made pursuant to this section shall begin on the first day of the month immediately following the month in which Digi Link's Systems begin operations, either as a stand-alone or as part of a network or combined systems.

     10. As security for the performance of its obligations under this Agreement, CCI agrees that it will provide: (I) personal guarantees of CCI's principals William Gale and Warren Blanck in the form below.

     11. Covenants.

     (a) During the Management Term, Digi Link (i) shall not take any action which would jeopardize the License, the Systems or the rights of CCI under this Agreement or any other agreement between CCI and Digi Link; and (ii) shall immediately notify CCI of any pending or threatened action by the FCC or any other governmental agency, court or third party to suspend, revoke, terminate or challenge the License or to investigate the operation of the Systems.

     (b) CCI hereby covenants that it (i) will take all actions that are within its control which are reasonably necessary to maintain the validity of the License; (ii) will use its best efforts to maintain the integrity of the existing systems; (iii) will not take any action which would result in the imposition of an express or constructive lien or other encumbrance on the licenses owned or to be owned by Digi Link; and, (iv) shall permit the inspection and audit of all books, records, and property upon two (2) days written notice to CCI.

     (c) CCI hereby covenants that during the term of this Management Agreement it shall not, without the consent of Digi Link:

        (i) borrow money or otherwise obligate Digi Link for any purpose; or

       (ii) sell, lease, trade, exchange or otherwise dispose of any property of Digi Link or of any collateral which is securing its performance under this Agreement.

     12. Representations and Warranties of Digi Link. Digi Link hereby represents and warrants to CCI as follows:

     (a) If Digi Link is a corporation or partnership, Digi Link is duly organized, validly existing and in good standing under the jurisdiction of its organization and in each jurisdiction in which it owns assets or conducts business, with all requisite power and authority to conduct its business as now conducted and to enter into and perform its obligations under this Agreement. If Digi Link is an individual, Digi Link has the power and legal capability to enter into this Agreement;

     (b) This Agreement has been duly authorized, executed and delivered by Digi Link and constitutes the valid and binding obligation of Digi Link enforceable in accordance with its terms;

     (c) the execution and delivery of this Agreement by Digi Link and the performance by Digi Link of the transactions contemplated hereby will not violate or conflict with, or constitute a breach or default under, or result in the creation or imposition of any lien under (i) any applicable statute, law, regulation, rule, order or decree of any governmental authority or court; (ii) any contract, instrument, agreement, lease, mortgage, judgment, order, decree or other restriction to which Digi Link is a Party or by which Digi Link is bound; or (iii) as applicable, the Articles of Incorporation, Partnership Agreement, or By-laws of Digi Link;

     (d) Digi Link is in compliance with all statutes, rules, and policies of the FCC applicable to Digi Link, the License or the Systems.

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

     13. Termination. This Agreement shall terminate upon:

     (a) the expiration of one (1) year from the effective date of this Agreement;

     (b) notice of breach of this Agreement by either Party and failure, within thirty (30) days, of the breaching Party to cure such breach;

     (c) loss, revocation or expiration without renewal of the License, including such loss due to the automatic cancellation of the License due to any failure to construct the Systems in a timely fashion;

     (d) submission by CCI to the FCC of written confirmation of consummation of the license assignment upon prior FCC approval; or

     (e) otherwise, as mutually agreed by the Parties in writing.

     14. Notice. All notices and other communications to any Party hereunder shall be in writing and shall be deemed given upon actual receipt if delivered personally or if sent by prepaid overnight express courier service, or by registered or certified mail, return receipt requested, postage prepaid, to such Party at its address listed below (or at such other address as such Party may specify by like notice provided that such notice shall be effective only upon receipt thereof):

     (a) If to Digi Link:

                                    Digi Link Technologies, Inc.
                                    75 Lincoln Highway, Suite 201
                                    Iselin, New Jersey  08830
                                    Attn:  Peter J. Jegou, Chairman & CEO
                                    Facsimile No.: 732-603-6269

         With a copy to:

                                    Nancy Van Sant, Esq.
                                    Sacher, Zelman, Van Sant, Paul,
                                    Beiley, Hartman & Waldman, P.A.
                                    1401 Brickell Avenue, Suite 700
                                    Miami, Florida  33131
                                    Facsimile No.:  305-374-2605

     (b) If to CCI or CCI2:

                                    Communications Concepts, Inc.
                                    5440 N.W. 33rd Avenue, Suite 104
                                    Ft. Lauderdale, Florida  33304
                                    Attn:  William Gale
                                    Facsimile No.: 954-497-1129

         With a copy to:

                                    ___________________
                                    ___________________
                                    ___________________
                                    ___________________

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

     15. Relationship. All actions taken by CCI under the provisions of this Agreement shall be on behalf of and in the best interest of Digi Link, and CCI shall have fiduciary obligations to Digi Link. CCI shall cover all costs associated with the maintenance and management of the Systems subject to this Agreement.

     16. Entire Agreement, Waivers; Amendment. This Agreement merges all previous negotiations and agreements between the Parties regarding the subject matter of this Agreement and, with the Exhibits hereto, constitutes the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement. Except as otherwise expressly provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party hereto, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement made by the Parties hereto. No delay or failure to exercise any right, power or remedy accruing to any Party hereunder shall be construed to be a waiver of any such breach or default, or any acquiescence therein, or a waiver of any similar breach or default theretofore or thereafter occurring. This Agreement may not be amended, modified or changed except in writing signed by all Parties hereto.

     17. Successors and Assignors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, representatives, successors and permissible assigns. Digi Link may not (i) assign any of its rights or delegate any of its duties under this Agreement, or (ii) transfer or assign the License to any other Party, unless the transferee or assignee under
(i) or (ii) above agrees with CCI, in writing, to be bound by the terms of this Agreement. CCI may (i) assign its rights and delegate its obligations under this Agreement with the written consent of Digi Link, such consent not to be unreasonably withheld or delayed, and (ii) assign its rights and delegate its obligations under this Agreement to an affiliate of CCI without the consent of Digi Link. Upon the execution of any permissible assignment and assumption of the obligations of CCI hereunder, Digi Link agrees that CCI shall have no further obligations hereunder. For purposes of this Agreement, "affiliate" shall mean any entity which has 5% or more common ownership with CCI.

     18. Specific Performance. Digi Link and CCI agree that, due to the unique nature of the subject matter of this Agreement, in the event that Digi Link fails to execute its obligations under this Agreement in good faith CCI would be irreparably damaged, which damage could not be adequately compensated except by specific performance of this Agreement. CCI shall therefore have the right and remedy to have the provisions of this agreement specifically enforced by a court having competent jurisdiction. CCI's right to specific performance does not preclude the exercise of any other rights and remedies available to CCI.

     19. Third Parties. Nothing herein, expressed or implied, is intended to or shall confer on any person other than the Parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     20. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the Delaware, without giving effect to its principles of conflict of laws. Venue for any cause of action brought by or between Digi Link, CCI, Gale, and/or Blanck relating to this Agreement shall be in the State of New Jersey. In the event that any provision herein is held to be invalid, void, or illegal by any court of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect and this Agreement shall be construed reasonably to preserve the original intent of the Parties hereto insofar as practical.

     21.   Interpretation.   The  section  headings  contained  herein  are  for
convenience of reference only, are not part of this Agreement, and shall not affect the meaning or interpretation of any provision hereof.

     22. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     23. (a) Guaranty Agreement. By signing this Agreement, the Guarantors (William Gale and Warren Blanck) absolutely and unconditionally guarantee to Digi Link, its successors and assigns (whether collateral assigns or otherwise), the prompt and full performance to Digi Link at the place of business of Digi Link set forth above or at such other place and to such other person as Digi Link may designate of any and every obligation, in connection with which either as maker, drawer, guarantor, endorser or otherwise, whether directly, indirectly or contingently, CCI is, either individually or jointly or severally with any other person or persons, now or shall become at any time in the future liable to Digi Link, until full and complete performance has been received by Digi Link, together with all attorneys' fees, costs and expenses of collection whether suit be brought or not, including costs, expenses and attorneys' fees on appeal if an appeal is taken from any suit, incurred by Digi Link, in connection with any matter covered by this Guaranty. The Guarantors also absolutely and unconditionally guarantee the full and timely performance of all duties and obligations whatsoever of CCI to Digi Link, whether now existing or hereafter arising, and agrees in the event CCI fails to fully and timely perform any of said duties and obligations to fully and timely perform same.

     (b) Term of Guaranty. The liability of the Guarantors hereunder shall continue until the earlier of (i) the 120th day after this Guaranty is marked "Cancelled" by Digi Link and returned to the Guarantors or, (ii) until Digi Link shall receive written notice, by registered mail signed by the Guarantors, canceling this Guaranty, but such cancellation shall not affect in any way the continuing liability of the Guarantors on any transactions and performance covered by this Guaranty up to the time of the actual receipt by Digi Link of such notice of cancellation, including any advance or other monies which may at any time thereafter be made by Digi Link to CCI pursuant to any agreement or other instrument or document evidencing any indebtedness of CCI to Digi Link and in existence at the time said notice of cancellation is received by Digi Link, all without affecting in any way whatsoever the continuing liability of the Guarantors hereunder. In the event said notice of cancellation is given, the liability of the Guarantors shall continue without limitation whatsoever for all amounts and duties of performance due Digi Link such as interest, attorney's fees, costs, and other such amounts.

     (c) Waivers by Guarantors. Guarantors (Gale and Blanck) waive: (a) notice of acceptance of this Guaranty by Digi Link; (b) notice of presentment, demand for payment, notice of dishonor or protest of any of CCI's obligation; (c) notice of the failure of any person, firm, or corporation to pay to Digi Link any indebtedness held by Digi Link as collateral security for any obligation of CCI; (d) all defenses, offsets and counterclaims which the Guarantors may at any time have to any claim of Digi Link against CCI; and (e) the right to interpose any set off or counterclaim of any nature or description in any litigation in which Digi Link is an adverse party.

     (d) Representations by Guarantors. The Guarantors represent that, at the time of the execution and delivery of this Guaranty, nothing exists to impair the effectiveness of the liability of the Guarantors to Digi Link hereunder, or the immediate taking effect of this Guaranty as the sole agreement between the Guarantors and Digi Link with respect to guaranteeing CCI's obligation to Digi Link.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of this date first above written.



Date:                                         DIGI LINK TECHNOLOGIES, INC.,
                                              a Delaware corporation
                                              By:
                                              Name:  Peter J. Jegou
                                              Title: Chairman/CEO



                                   (SIGNATURES CONTINUED ON THE FOLLOWING PAGE)



Date:                                         COMMUNICATIONS CONSULTING, INC.,
                                              a Florida corporation
                                              By:
                                              Name:  William Gale
                                              Title: President


Date:                                         ADVANCED BUSINESS CONCEPTS, LLC,
                                              a Delaware limited liability
                                              company
                                              By:
                                              Name:  Alan Bostom
                                              Title: President


Date:
                                                      WILLIAM GALE


Date:

                                                      WARREN BLANCK

Digi Link 10-K Exhibits: Exhibit "A"


Tyson Dispatch, L.C.

Dallas, TX. WPFP96B

Equipment:

     Sinclair Combiner rack
     Receiver multi-coupler
     1 Cellwave PD 220-AB Antenna 400 ft. receiving
     1 Decibel Products 264JD 365 ft.


Jacksonville, FL  WPCR782

Equipment:

     5 EF Johnson LX Viking Repeaters
     1 Sinclair Combiner Rack
     Receiver multi-coupler



SMR Acquisition, L.C.

Los Angeles, CA   WPCY 293

Equipment:

     5 EF Johnson LX Viking 100w Repeaters
     Cellwave Combiner Rack
     Cellwave 3 foot dipole antenna DB 232
     Receiver multi-coupler
     RF Circulator/directional Coupler


Cornet, L.C.

Los Angeles, CA  WPCX307

Equipment

     5 EF Johnson LM Repeaters
     Sinclair Combiner Rack
     Receiver multi-coupler
     1 Cellwave antenna

Bottom Line Dispatch, L.C.

Chicago, IL   WPBZ907

Equipment:

     5 EF Johnson LM Repeaters 4 1/2 modules
     Sinclair Combiner Rack
     Receiver multi-coupler
     1 Cellwave antenna



Milwaukee, WI WPCA717

Equipment:

     3 Securcor Repeaters, 4 modules
     Sinclair Combiner Rack
     Cellwave PD-220-3 antenna

220 LLC's                                     Tower Lease           Insurance           Linking fees            Monthly Cost
----------------------------------------------------------------------------------------------------------------------------
Albany I, NY                                       725.00              43.75                  271.82               1,040.57
----------------------------------------------------------------------------------------------------------------------------
Albany ,NY                                         725.00              43.75                 314.031               1,082.78
----------------------------------------------------------------------------------------------------------------------------
Albany III, NY                                     725.00              43.75                                         768.75
----------------------------------------------------------------------------------------------------------------------------
Binghamton, NY                                     850.86              43.75                  233.54               1,128.15
----------------------------------------------------------------------------------------------------------------------------
Buffalo, NY                                        983.00              43.75                  233.54               1,260.29
----------------------------------------------------------------------------------------------------------------------------
Buffalo II, NY                                     983.00              43.75                                       1,026.75
----------------------------------------------------------------------------------------------------------------------------
Cincinnati, OH                                   1,300.00              43.75                  295.68               1,639.43
----------------------------------------------------------------------------------------------------------------------------
Dayton, OH                                         325.00             43_.75                  282.31                 651.06
----------------------------------------------------------------------------------------------------------------------------
Greenville I, SC                                   550.00              43.75                                         593.75
----------------------------------------------------------------------------------------------------------------------------
Greenville II, SC                                  550.00              43.75                                         593.75
----------------------------------------------------------------------------------------------------------------------------
Hartford, CT                                       450.00              43.75                  290.78                 784.53
----------------------------------------------------------------------------------------------------------------------------
KY/NE/Bozra, CT                                    625.00              43.75                  280.00                 948.75
----------------------------------------------------------------------------------------------------------------------------
Lancaster, PA                                      810.34              43.75                                         854.09
----------------------------------------------------------------------------------------------------------------------------
Louisville I, KY                                   760.44              43.75                                         804.19
----------------------------------------------------------------------------------------------------------------------------
Louisville 11, KY                                  760.44              43.75                                         804.19
----------------------------------------------------------------------------------------------------------------------------
N E/KY                                             275.00              43.75                  185.00                 503.75
----------------------------------------------------------------------------------------------------------------------------
Scranton I, PA                                     250.00              43.75                                         293.75
----------------------------------------------------------------------------------------------------------------------------
Scranton II, PA                                    250.00              43.75                                         293.75
----------------------------------------------------------------------------------------------------------------------------
Syracuse, NY                                       955.86              43.75                  293.19               1,292.80
----------------------------------------------------------------------------------------------------------------------------
Otisco/Syracuse III, NY                            712.00              43.75                                         755.75
----------------------------------------------------------------------------------------------------------------------------
Rochester, NY/ (Baton Rouge)                       745.00              43.75                  335.07               1,123.82
----------------------------------------------------------------------------------------------------------------------------
Utica                                              756.00              43.75                  246.90               1,046.65
----------------------------------------------------------------------------------------------------------------------------
York                                               550.00              43.75                                        593.751
----------------------------------------------------------------------------------------------------------------------------


Network Hub
----------------------------------------------------------------------------------------------------------------------------
Prudential Center, Boston                        742.31 I                                  1,306.151              2,048.461
----------------------------------------------------------------------------------------------------------------------------


Phase II - Builds
----------------------------------------------------------------------------------------------------------------------------
Manchester, NH                                     550.00              43.75                  268.00                 861.75
----------------------------------------------------------------------------------------------------------------------------
Framingham, MA                                     450.00              43.75                  185.00                 678.75
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Totals:                                        17,359.251           1,093.75                5,021.01 I            23,474.011
----------------------------------------------------------------------------------------------------------------------------

SMR Licenses and Spectrum owned as of 12/19/00


Ohio, Toledo                        WPCX351

North Carolina, Charlotte           WPCY434

South Carolina, Columbia            WPCX348

Louisiana, New Orleans              WPGQ870

Satellite Earth Station             E950524

North Carolina, Charlotte           WPD1273

Pennsylvania, Harrisburg            WPEN965

Texas, El Paso                      WPCD849

North Carolina, Raleigh             WPCX454

North Carolina -- Raleigh, Greenville and Fayetteville

  SPECTRUM AUCTION AWARDED          WPOI631, 632, 633, 634, 635, 636

Spectrum Acquired Auction 18

1.       EAG001 -  Group I (10,15,20)  Northeast Region
2.       BEA003 -  Group D (8,19)      Boston-Worcester, MA/NH/RI
3.       BEA006 -  Group B (3,16)      Syracuse, NY/PA
4.       BEA007 -  Group E (171-180)   Rochester, NY/PA
5.       BEA010 -  Group C (5,18)      NYC, NY/Northern NJ
6.       BEA012 -  Group A (2,13)      Philadelphia, PA/Wilmington, DE/Atlantic
                                        City, NJ
7.       BEA013 -  Group A (2,13)      Washington, DC/Baltimore, MD
8.       BEA015 -  Group B (3,16)      Richmond - Petersburg, VA
9.       BEA019 -  Group C (5,18)      Raleigh - Durham, NC
10.      BEA020 -  Group E (171-180)   Norfolk - Virginia Beech, VA
11.      BEA022 -  Group D (8,19)      Fayetteville, SC
12.      BEA047 -  Group D (8,19)      Lexington, KY/TN/VA
13.      BEA048 -  Group C (5,18)      Charleston, WV/KY/OH
14.      BEA049 -  Group A (2,13)      Cincinnati - Hamilton, OH
15.      BEA050 -  Group B (3,16)      Dayton - Springfield, OH
16.      BEA051 -  Group D (8,19)      Columbus, OH
17.      BEA053 -  Group D (8,19)      Pittsburgh, PA / WV
18.      BEA055 -  Group E (171-180)   Cleveland - Akron, OH
19.      BEA056 -  Group D (8,19)      Toledo, OH



Spectrum Acquired Auction 24

1.       EAG002 -  Group F (1,6,11)    Mid-Atlantic region
2.       EAG004 -  Group H (7,12,17)   Great Lakes region
3.       BEA0055 - Group C (5,19)      Albany-Schenectady-Troy, NY